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                                                                    Exhibit 99.1

              Certification Pursuant to Section 1350 of Chapter 63
                      Of Title 18 of the United States Code


         I, Roger J. Medel, M.D., the Chief Executive Officer of Pediatrix Medical Group, Inc. hereby certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Pediatrix Medical Group, Inc.



/s/ Roger J. Medel, M.D.
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Roger J. Medel, M.D.
Chairman and Chief Executive Officer
August 14, 2002